EXHIBIT 5.1

DAVIDOFF HUTCHER & CITRON LLP

605 Third Avenue

New York, New York 10158

(212) 557-7200

July 17, 2026

Cosmos Health Inc.

5 Agiou Georgiou, Pilea

Thessaloniki, Greece 55438

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Cosmos Health Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission” or “SEC”), by the Company, of a Registration Statement on Form S-8 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration of 3,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, issuable pursuant to the terms of the consulting agreement (the “Consulting Agreement”), dated July 1, 2026, by and between the Company and Timo Bernd Strattner (the “Securities”). We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as counsel for the Company, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities as contemplated by the Consulting Agreement and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinion expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner contemplated by the Consulting Agreement, and as presently proposed in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also reviewed such questions of law as we have deemed necessary or appropriate.

As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the shares of Common Stock to be issued by the Company have been duly authorized for issuance and, when issued and paid for, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The foregoing opinion is limited in all respect to the facts as they currently exist and the General Corporation Law of the State of Nevada (including the applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. We assume no obligations to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Davidoff Hutcher & Citron LLP
DAVIDOFF HUTCHER & CITRON LLP

EHL/ela

cc:	Cosmos Health Inc.